SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                        ---------------------------
                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                         ---------------------------
                              Dark Dynamite, Inc.
                             ---------------------
            (Exact name of registrant as specified in its charter)

         Nevada                                         65-1021346
         -------                                    -----------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                268 West 400 South, Salt Lake City, Utah 84101
                ----------------------------------------------
                   (Address of principal executive offices)

                  The 2004 Benefit Plan of Dark Dynamite, Inc.
                  --------------------------------------------
                             (Full title of the plan)


     LaVonne Frost, 1414 East Telegraph Street, Carson City, Nevada 89701
     --------------------------------------------------------------------
          (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (775) 883-5755
                                                                --------------

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

                         Amounts to     Proposed Maximum     Proposed Maximum     Amount of
Title of Securities          be        Offering Price Per   Aggregate Offering   Registration
to be  Registered        Registered        Share(1)               Price              Fee
----------------------   ----------    ------------------   ------------------   ------------
$.001 par value Common   50,000,000    $            0.035   $        1,750,000   $     437.50
Stock, issuable upon
exercise of Options
======================   ==========    ==================   ==================   ============


(1) Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of May 18, 2004, a date within five business days prior to the date of filing of this registration statement.



                                       Page 1 of 6 consecutively numbered pages.
                                    Exhibit Index appears on consecutive page 6.
                                        1

                      2004 Benefit Plan of Dark Dynamite, Inc.
                   Cross-Reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings        Prospectus Heading
------------------------------------------------        ------------------------

1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Dark Dynamite, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

         2. All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2003.

         Prior to the filing, if any, of a post-effective amendment, that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form S-3 Registration Statement filed with the Commission on December 22, 1995, and is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

          No expert is named as preparing or certifying all or part of the Registration Statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

         Section 78.751 of the Nevada Revised Statutes provides for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgements, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company. This section requires that the individual was acting "in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful". The section further provides that "indemnification ..... may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action".

         At present the Company has not entered into individual indemnity agreements with its officers or directors. The Company's By-Laws and Articles of Incorporation, however, provide a blanket indemnification that the Company shall indemnify, to the fullest extent under Nevada law, its directors and officers against certain liabilities incurred with respect to their service in such capacities. In addition, the Certificate of Incorporation provides that the personal liability of directors and officers to the Company and its stockholders for monetary damages will be limited. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification. The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions under Nevada law and is limited by reference to the applicable section(s) of the Nevada Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed

         No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

         The exhibits attached to this Registration Statement are listed in the
Exhibit Index, which is found on page 7.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









                    [THIS SPACE INTENTIONALLY LEFT BLANK]

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on May 19, 2004.

                                         Dark Dynamite, Inc.

                                         By /s/ Jared Gold
                                         ---------------------------------------
                                         Jared Gold, CEO, President and Director

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jared Gold, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                           Date
---------                           -----                           ----

 /s/ Jared Gold        CEO, President, and Director                 May 19, 2004
----------------------
Jared Gold

                               INDEX TO EXHIBITS
                               -----------------



Exhibits       SEC Ref. No.     Description of Exhibit                     Page
--------       ------------     ----------------------                     ----
   A                4           2004 Benefit Plan of Dark Dynamite, Inc.     7

   B               21           Section 10 (a) Prospectus                   10

   C             5, 23(b)       Opinion and consent of Counsel with respect 14
                                to the legality of the issuance of
                                securities being issued

   D               23(a)        Consent of Accountant                       22

                THE 2004 BENEFIT PLAN OF DARK DYNAMITE, INC.

         Dark Dynamite, Inc., a Nevada corporation (the "Company"), hereby adopts The 2004 Benefit Plan of Dark Dynamite, Inc. (the "Plan") this 19th day of May, 2004. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, par value $0.001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining
   --------------------
and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined
   ----------------------------
by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of fifty million (50,000,000)
   -------------------------------------
shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

4. Reservation of Stock on Granting of Option. At the time any option is granted
   -------------------------------------------
under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees,
   ------------
officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6. Term of Options issued as Benefits and Certain Limitations on Right to
   ----------------------------------------------------------------------
Exercise.
---------
         a. Each option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

         b. The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

         c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

         d. Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

         e. Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

         f. In no event may an Option be exercised after the expiration of its term.

         g. Options shall be non-transferable, except by the laws of descent and distribution.

7. Exercise Price. The Plan Administrators shall establish the exercise price
   ---------------
payable to the Company for shares to be obtained pursuant to Options which exercise price may be amended from time to time as the Plan Administrators shall determine.

8. Payment of Exercise Price. The exercise of any Option shall be contingent on
   --------------------------
receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option
   ------------
given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the optionee's liability and will be reimbursed by optionee no later than six months after such liability arises and optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Stock subject to this Plan and
   ------------------------------
the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Stock or a change in the number of issued and outstanding shares of Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to
    ------------------------------
fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the
    -----------------------------------
requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or
    ----------------------------------------
terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 4 millionth share is issued hereunder.

14. Amendment of this Plan. This Plan may not be amended more than once during
    -----------------------
any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect; provided, however, that to the extent such amendment or modification would cause this Plan to no longer comply with the applicable provisions of the Code governing incentive stock benefits as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.


/s/ Jared Gold
Jared Gold, President

                          SECTION 10(A) PROSPECTUS OF
                              DARK DYNAMITE, INC.

May 18, 2004: This document constitutes part of a prospectus covering securities of Dark Dynamite, Inc., a Nevada corporation ("Company"), that have been registered with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933. This document, a Section 10(a) Prospectus, contains and constitutes four sections. The first and second sections "General Plan Information" and "Registrant Information and Employee Plan Annual Information" are found in this prospectus. The Company's latest Form 10-KSB, for the fiscal year ended December 31, 2003 and Form 10QSB for the quarter ended March 31, 2004 which is incorporated herein by this reference, comprises the third section of this prospectus, with which offerees are being constructively provided. The fourth section of this prospectus contains a Stock Option Agreement and Notice of Exercise, which are provided to offerees of stock options, to be completed and submitted within the time permitted, in conjunction with the tender of the appropriate consideration, by those who wish to exercise their options.

Item 1.  General Plan Information

The Company's board of directors ("Board") has adopted a stock option plan for its employees and others entitled "The 2003 Benefit Plan of Dark Dynamite, Inc." ("Plan"). Pursuant to the Plan, the Board can authorize the issuance of shares or options to purchase up to an aggregate of fifty million (50,000,000) shares of the Company's common stock, par value $0.001 per share, over a maximum five
(5) year period, although the Board may shorten this period.

The Board adopted the Plan on May 18, 2004. The Plan is intended to aid the Company in maintaining and developing a quality management team, attracting qualified employees, consultants, and advisors who can contribute to the future success of the Company, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of the Company.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders for a term of one year. Should the Company fail to hold an annual meeting, each member of the Board serves until his or her successor is duly elected and qualified.

As ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan (hereinafter the Board or its duly authorized committee shall be referred to as "Plan Administrators"). As no committee has been authorized by the Board, the current Board members are the Plan Administrators. This includes Dennis Thompson at the present. The address of the Board is c/o Dark Dynamite, Inc., 268 West 400 South, Salt Lake City, Utah 84101, telephone number 801-575-8073 .

In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the vacancy is not filled by the remaining Board, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of shareholders representing not less than two-thirds (2/3) of the shares entitled to vote on such removal.

Plan Administrators who are not Board members can be removed or appointed at any time for any reason by the majority vote of Board members.

The Plan Administrators shall interpret the Plan (which interpretation is binding on the participants absent demonstrable error), determine which employees or others shall receive shares or options, decide the number of shares or options to be issued, and establish other terms related to the issuance or granting of shares or options not already established in the Company's Plan. Information concerning changes in the Plan Administrators will be provided in the future either in the Company's proxy statements, annual or other reports, or in amendments to this document.

Securities to be Offered

Shares and options providing for the issuance or purchase of common stock equaling a maximum of fifty million (50,000,000) shares may be granted under the Plan. All options under the Plan are "non- qualified" stock options. The number of shares issuable under the Plan is subject to adjustment in the event of changes in the outstanding shares resulting from stock dividends, stock splits, or recapitalization.

Employees Who May Participate in the Plan

The Board shall determine which of the Company's employees are eligible to receive shares or options under the Plan. The term "Employee" includes any employee, director, officer, consultant, or advisor of the Company or any of its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital- raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

The Plan Administrators shall determine which employees shall receive shares or options. The Plan is not subject to ERISA. The securities are to be issued by the Company and not purchased on the open market or otherwise.

Options granted under the Plan shall be exercisable as determined by the Plan Administrators. If an option granted under the Plan should expire or terminate for any reason without having been exercised in full, the shares that have not been purchased, subject to that option, will again be available for grant under the Plan.
The exercise price payable to the Company for optioned shares shall be as set forth from time to time by the Plan Administrator. The exercise of any share option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

The shares subject to the Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend or a change in the number of issued and outstanding shares as a result of a stock split, consolidation, or other recapitalization. Options and all other interests under the Plan shall be non-transferable, except by means of a will or the laws of descent and distribution.

Amendments and Termination

The Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any options then outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in the Plan or the date on which a share or an option for the issuance of the fifty-millionth share is granted under the Plan or the date on which the fifty-millionth share is deregistered on a post-effective amendment on Form S-8 filed with the Commission. No options may be granted under the terms of the Plan after it has been terminated. The Board may alter or amend the Plan only once during any six month period, except as to comply with changes to the Code. No termination, suspension, alteration or amendment may adversely affect the rights of a holder of a previously issued option without the consent of that holder.

Resale of Common Stock

Shares issued under the Plan or purchased on exercise of options granted under the Plan will have been initially registered pursuant to a Form S-8 Registration Statement filed by the Company. Shares obtained pursuant to the Plan may be eligible for immediate resale depending on whether an exemption from registration is available or whether the shares are in fact registered. The Company makes no statement as to subsequent ability to sell specific shares obtained pursuant to the Plan and urges any persons seeking to sell shares so obtained to seek counsel from independent attorneys.

As may be applicable for subsequent resale of shares obtained from the Plan, the Board believes that the Company has filed all reports and other materials required to be filed with the Commission during the preceding twelve months under the Securities Exchange Act of 1934 as of May 18, 2004.

Tax Effects of Plan Participation & Nonstatutory Options

The following discussion of the federal income tax consequences of participation in the Plan is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. Additionally, differences in participants' financial situations may cause federal, state, and local tax consequences of participation in the Plan to vary. Therefore, each participant in the Plan is urged to consult his or her own accountant, legal or other advisor regarding the tax consequences of participation in the Plan. This discussion is based on the provisions of the Code as presently in effect.

Under the current provisions of the Code, if shares are issued to the original holder of a non-qualified option granted and exercised under the Plan (assuming there is not an active trading market for options of the Company), (i) the option holder ("Holder") will not recognize income at the time of the grant of the option; (ii) on exercise of the option the Holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price; (iii) upon the sale of the shares the Holder will recognize a short term or long term capital gain, or loss, as may be, in an amount equal to the difference between the amount he or she receives from the sale of those shares and the Holder's tax basis in the shares (as described below); and (iv) the Company will be entitled to expense as compensation the amount of ordinary income that the holder recognized, as set forth in Clause (ii) above.

If the Holder pays the exercise price entirely in cash, the tax basis of the shares will be equal to the amount of the exercise price paid plus the ordinary income recognized by the Holder from exercising the options. This basis should equal the fair market value of the shares acquired on the date of exercise. The holding period, if any, will begin on the day after the tax basis of the shares is determined.

The ordinary income received by the Holder on exercise of the option is considered to be compensation from the Company. As with other forms of compensation, withholding tax and other payments will be due with respect to the exercise of the options. The Company will initially pay the Optionee's liability and will be reimbursed by optionee no later than six months after such liability arises. Optionee hereby agrees to such reimbursement terms.

Item 2.  Registrant Information and Employee Plan Annual Information

The Company will provide to any Employee upon request a copy, without charge, of the Company's periodic reports filed with the Commission, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. The Company will also provide any Employee upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement. These documents are also incorporated by reference into the Section 10(a) Prospectus, of which this document is a part. Requests for such information should be directed to the Company at Dark Dynamite, Inc., 268 West 400 South, Salt Lake City, Utah 84101 or by calling 801- 575-8073.

                              STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Stock Option Agreement") is granted this
    day of       , 200  by Dark Dynamite, Inc. (the "Company") to
----      -------     -                                          ---------------
, an employee of the Company and a                        resident ("Optionee").
                                  ------------------------


                                   PREMISES

         A. The Company has received valuable services from Optionee in the past and desires to compensate Optionee for these services by issuing Optionee an option (the "Option") to purchase a
                  total of            , shares of the Company's common stock,
                           -----------
                  par value $0.001 at a price of $            per option, to be
                                                  ------------
                  issued pursuant to a Form S-8 under the Securities Act of 1933 as amended ("Form S-8").

         B.       The exercise price of the Common Stock issuable on exercise of
                  the options at the date of this grant shall be $         per
                                                                  ---------
                  share.

         C. These Options are being granted pursuant to the 2003 Benefit Plan, which is incorporated herein by this reference.

                                            GRANT

         1.       Grant of Options. The Company hereby irrevocably grants
                  -----------------
                  Optionee the right and option ("Option") to purchase all of
                  the above described              shares of Common Stock, on
                                      -------------
                  the terms and conditions set forth herein and subject to the provisions of the Stock Option Plan.

         2.       Term of Option. This Option may be exercised, in whole or in
                  ---------------
                  part, at any time but before           Years have elapsed
                                               ----------
                  from the date of this Option. All rights to exercise this option end with the termination of employment with the Company, for any reason and by any party.

         3.       Method of Exercising. This Option may be exercised in
                  ---------------------
                  accordance with all the terms and conditions set forth in this Option and the Stock Option Plan, by delivery of a notice of exercise a form of which is attached hereto as Exhibit "A" and incorporated herein by this reference, setting forth the number of Options along with a signed letter of instruction to the stock broker Optionee will employ in selling the shares indicating that the specified exercise price shall be paid immediately upon the sale or otherwise within one week of Optionee's exercise of this Option.

         D.       Optionee Not an Affiliate. Optionee hereby represents,
                  --------------------------
                  warrants and covenants that it is not an affiliate of the Company as that term is defined in Rule 144(a)(1) under the Securities Act of 1933.

         5.       Availability of Shares. During the term of this Option, the
                  -----------------------
                  Company shall reserve for issuance the number of shares of Common Stock required to satisfy this Option.

         6.       Adjustments to Number of Shares. The number of shares of
                  --------------------------------
                  Common Stock subject to this Option shall be adjusted to take into account any stock splits, stock dividends, recapitalization of the Common Stock as provided in the Stock Option Plan.

         7.       Limitation on Exercise. If the board of directors of the
                  -----------------------
                  Company, in its sole discretion, shall determine that it is necessary or desirable to list, register, or qualify the Common Stock under any state or federal law, this Option may not be exercised, in whole or part, until such listing, registration, or qualification shall have been obtained free of any conditions not acceptable to the board of directors.

         8.       Restrictions on Transfer.  The Option has not been registered
                  ------------------------
                  under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities statutes. Optionee acknowledges that unless a registration statement with respect to the Option is filed and declared effective by the Securities and Exchange Commission and the appropriate state governing agency, the Option has or will be granted and issued in reliance on specific exemptions from such registration requirements for transaction by an issuer not involving a public offering and specific exemptions under the state statutes. Any disposition of the Option may, under certain circumstances, be inconsistent with such exemption therefrom after the person desiring to sell provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some such states, specific conditions must be met or approval of the securities regulatory authorities required before any such offer or sale or other transfer thereof:

                      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

                  The shares of Common Stock issuable on exercise of the Option will be qualified for registration under a Form S-8 Registration Statement to be filed with the Securities and Exchange Commission.

         9.       Record Owner. The Company may deem the Optionee as the
                  -------------
                  absolute owner of this Option for all purposes. This Option is exercisable only by the Optionee, or by the Optionee's duly designated appointed representative. This Option is not assignable.

         10.      Shareholder's Rights. The Optionee shall have shareholder
                  ---------------------
                  rights with respect to the Option shares only when Optionee has exercised this Option to purchase those shares and provided the Company with the letter of instruction specified in Section 4 of this Option.

         11.      Validity and Construction. The validity and construction of
                  --------------------------
                  this Agreement shall be governed by the laws of the State of Nevada.

         IN WITNESS WHEREOF, the below signatures evidence the execution of this Option by the parties on the date first appearing herein.

             OPTIONEE                                    Dark Dynamite, Inc.


-----------------------------------                      -----------------------
             Optionee                                    Jared Gold, President

                                                NOTICE OF EXERCISE

                                    (To be signed only upon exercise of Option)

TO: Dark Dynamite, Inc.

         The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the rights to purchase thereunder
                                                    ----------------------
(                      ) shares ofCommon Stock of Dark Dynamite, Inc. and
herewith pays for the shares in the manner specified in the Option. The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below. If such shares are not all of the shares purchasable under the Option, the undersigned further requests that a new option certificate be issued and delivered to the undersigned for the remaining shares purchasable under the Option.

DATED this       day of                 , 200
          -------      -----------------     ---


                                 By:
                                    -----------------------------
                                              Optionee

                             AFFIDAVIT OF OPTIONEE

         I,         , being an individual residing in the State of
           ---------                                              -------------
("Affiant"), make the following affidavit based upon facts known to me about which I could competently testify to if so required.

         Affiant was retained by Dark Dynamite, Inc., a Nevada corporation,
("DRKD") as an for a substantial time period preceding          , 200   during
                                                      ----------     ---
which period Affiant became familiar with the business operations of DRKD.

         During the above-mentioned time, Affiant performed the following services for DRKD:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


The services provided were not in connection with the offer or sale of securities in a capital-raising transaction. Affiant provided the services with the understanding that Affiant would receive compensation for such services, possibly including the grant of options to purchase shares of DRKD's common stock.

         I declare under the penalty of perjury that the foregoing is true and
correct.  Executed this       day of      , 200  , in             .
                       -------      ------     --    --------------
Date:                                           Affiant
     ---------------------                             -------------------------
                                                       -------------------------



                              ACKNOWLEDGMENT


STATE OF                            )
            ---------------------
                                    :ss
COUNTY OF                           )
            ---------------------

         Before me, a notary public of said state, on the      day of
                                                         ------      -----------
200  , personally appeared            , to me known, who on oath stated
   --                     ------------
he/she signed the foregoing Affidavit as his or her voluntary act and deed, the for the purposes therein expressed, and that the facts stated therein are true.



         SEAL

                                  ------------------------------
                                  Notary Public

                               GERALD EINHORN
                              ATTORNEY- AT- LAW*
                           1751 East Oakridge Drive
                          Salt Lake City, Utah 84106
                       Telephone (801)575-8073, Ext. 158
                           *Admitted only in New York

May 18, 2004

Board of Directors
Dark Dynamite, Inc.
268 West 400 South
Salt Lake City, Utah 84101

Standard Registrar & Transfer Company, Inc.
12528 South 1840 East
Draper, Utah 84020

Re:      Legality and Authorization of Shares Issued
           Under Form S-8 Registration Statement

Gentlemen:

   I have acted as special counsel for Dark Dynamite, Inc.., a Nevada corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is registering a Benefit Plan entitled "The 2004 Benefit Plan of Dark Dynamite, Inc." (the "Benefit Plan") pursuant to which the Company has authorized the issuance of fifty million (50,000,000) shares of the Company's common stock, par value $.001 (the "Shares").

     In connection with the preparation of this Opinion, I have examined the following:

 1. The Company's Articles of Incorporation, amendment(s) thereto and Bylaws as submitted to me by the Company pursuant to my request for same;

 2. The Registration Statement herein referenced;

 3. The Board of Directors Resolution, dated May 18, 2004, authorizing and approving the Company's 2004 Benefit Plan and the preparation of the Registration Statement;

 4. The Company's Section 10(a) Prospectus for the Registration Statement;

 5. The Company's Form 10-KSB for the fiscal year ended December 31, 2003 and the Company's Form 10-QSB for the quarterly period ended March 31, 2004;

 6. Such other documents as I have deemed necessary for the purposes of this Opinion.

      Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

     The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the fifty million (50,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provision of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

     This opinion is based upon and subject to the qualifications and limitations specified below:

         (A) Certain of the remedial provisions of the 2004 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

         (B) In rendering the opinion that the shares of the common stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non- assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

         (C) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

         (D) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents were duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

         (E) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Benefit Plan.

         (F) I am admitted to practice law in the State of New York. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

         (G) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my prior written consent.

Sincerely,
/s/ Gerald Einhorn
-----------------------------------
Gerald Einhorn

                       Bongiovanni & Associates, P.A
                            21311 W. Catawaba Ave
                             Cornelius, NC 28031

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Dark Dynamite, Inc. ("NCI") for the registration of the issuance of up to 50,000,000 shares of common stock of NCI pursuant to the 2004 Benefit Plan of Dark Dynamite, Inc. of our report dated May 19, 2004 on our audit of the financial statements of NCI included as an exhibit in NCI's Annual Report on Form 10-KSB dated May 17, 2004, filed with the Securities and Exchange Commission.

/s/ Mike Bongiovanni
--------------------------------
BONGIOVANNI & ASSOCIATES, P.A.
May 19, 2004